Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2011

MOUNTAIN VIEW, Calif. – Feb. 16, 2011 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its first quarter of fiscal year 2011.

For the first quarter of fiscal year 2011, Synopsys reported revenue of $364.6 million, compared to $330.2 million for the first quarter of fiscal 2010, an increase of 10.4%.

“Synopsys began fiscal 2011 with a strong first quarter, putting us well on-track towards meeting our objectives for the year,” said Aart de Geus, chairman and CEO of Synopsys. “With a backdrop of a healthy semiconductor industry, we continue to deliver strong technology with our traditional EDA solutions, while achieving meaningful scale with our solutions in higher-growth adjacencies.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2011 was $48.2 million, or $0.31 per share, compared to $132.8 million, or $0.88 per share, for the first quarter of fiscal 2010. Net income for the first quarter of fiscal 2010 included a one-time $91.6 million, or $0.61 per share, tax benefit associated with the IRS settlement for fiscal years 2002-2004, announced on January 12, 2010.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2011 was $68.3 million, or $0.44 per share, compared to non-GAAP net income of $62.4 million, or $0.41 per share, for the first quarter of fiscal 2010. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2011. These targets do not include future acquisition-related expenses that may be incurred in fiscal 2011. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2011 Targets:

—	Revenue: $386 million - $394 million

—	GAAP expenses: $319 million - $338 million

—	Non-GAAP expenses: $292 million - $302 million

—	Other income and expense: $0 - $2 million

—	Tax rate applied in non-GAAP net income calculations: 26 - 27 percent

—	Fully diluted outstanding shares: 150 million - 155 million

—	GAAP earnings per share: $0.26 - $0.31

—	Non-GAAP earnings per share: $0.43 - $0.45

—	Revenue from backlog: greater than 90 percent

Full Fiscal Year 2011 Targets:

—	Revenue: $1.5 billion - $1.525 billion

—	Other income and expense: $1 million - $5 million

—	Tax rate applied in non-GAAP net income calculations: 25 - 26 percent

—	Fully diluted outstanding shares: 149 million - 154 million

—	GAAP earnings per share: $1.03 - $1.20

—	Non-GAAP earnings per share: $1.67 - $1.77

—	Cash flow from operations: approximately $230 million - $250 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including the effect of a tax benefit from a settlement with the Internal Revenue Service, and (v) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of First Quarter Fiscal Year 2011 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2011 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2011	2010

GAAP net income	$48,226	$132,786
Adjustments:
Amortization of intangible assets	16,983	10,650
Stock compensation	15,248	17,234
Acquisition-related costs	2,082	1,046
Tax benefit from IRS settlement	—	(91,649)
Tax effect	(14,222)	(7,648)

Non-GAAP net income	$68,317	$62,419

	Three Months Ended
	January 31,

	2011	2010

GAAP net income per share	$0.31	$0.88
Adjustments:
Amortization of intangible assets	0.11	0.07
Stock compensation	0.10	0.11
Acquisition-related costs	0.01	0.01
Tax benefit from IRS settlement	—	(0.61)
Tax effect	(0.09)	(0.05)

Non-GAAP net income per share	$0.44	$0.41

Shares used in calculation	153,640	150,788

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2011 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2011

	Low	High

Target GAAP expenses	$319,000	$338,000
Adjustment:
Estimated impact of amortization of intangible assets	(15,000)	(19,000)
Estimated impact of stock compensation	(12,000)	(17,000)

Target non-GAAP expenses	$292,000	$302,000

	Range for Three Months Ending April 30, 2011

	Low	High

Target GAAP earnings per share	$0.26	$0.31
Adjustment:
Estimated impact of amortization of intangible assets	0.12	0.10
Estimated impact of stock compensation	0.11	0.08
Net non-GAAP tax effect	(0.06)	(0.04)

Target non-GAAP earnings per share	$0.43	$0.45

Shares used in non-GAAP calculation (midpoint of target range)	152,500	152,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2011 Targets

	Range for Fiscal Year Ending October 31, 2011

	Low	High

Target GAAP earnings per share	$1.03	$1.20
Adjustment:
Estimated impact of amortization of intangible assets	0.48	0.42
Estimated impact of stock compensation	0.37	0.31
Acquisition-related costs	0.01	0.01
Net non-GAAP tax effect	(0.22)	(0.17)

Target non-GAAP earnings per share	$1.67	$1.77

Shares used in non-GAAP calculation (midpoint of target range)	151,500	151,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 191466, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter fiscal 2011 in May 2011. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter fiscal year 2011 earnings call in May 2011, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal 2011 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal 2011 in its quarterly report on Form 10-Q to be filed by March 10, 2011.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” financial objectives, and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

—	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

—	uncertainty in the growth of the semiconductor and electronics industry;

—

Synopsys’ ability to realize the potential financial or strategic benefits of the acquisitions it completes and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

—	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

—	increased competition in the market for Synopsys’ products and services including through consolidation in the industry;

—	lower-than-anticipated new IC design starts;

—

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

—	changes in the mix of time-based licenses and upfront licenses;

—	lower-than-expected orders; and

—	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending April 30, 2011 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2011 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related costs including amortization of intangible assets and costs formerly capitalized but now expensed due to new accounting guidance related to business combinations, (iv) changes in the anticipated amount of employee stock compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in the latest Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Furthermore, Synopsys’ actual tax rates applied to income for the second quarter and fiscal year 2011 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the second quarter and fiscal year 2011 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc. Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2011	2010
Revenue:
Time-based license	$295,609	$272,475
Upfront license	26,535	20,446
Maintenance and service	42,500	37,246

Total revenue	364,644	330,167
Cost of revenue:
License	50,523	41,214
Maintenance and service	20,547	16,510
Amortization of intangible assets	13,235	7,857

Total cost of revenue	84,305	65,581

Gross margin	280,339	264,586
Operating expenses:
Research and development	120,740	101,232
Sales and marketing	79,324	79,616
General and administrative	29,865	25,853
Amortization of intangible assets	3,748	2,793

Total operating expenses	233,677	209,494

Operating income	46,662	55,092
Other income, net	5,670	2,250

Income before income taxes	52,332	57,342
Provision (benefit) for income taxes	4,106	(75,444)

Net income	$48,226	$132,786

Net income per share:
Basic	$0.32	$0.90

Diluted	$0.31	$0.88

Shares used in computing per share amounts:
Basic	149,016	146,830

Diluted	153,640	150,788

(1)	Synopsys’ first quarter ended on the Saturday nearest January 31. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2011	October 31, 2010
ASSETS:
Current assets:
Cash and cash equivalents	$700,612	$775,407
Short-term investments	166,516	163,154

Total cash, cash equivalents and short-term investments	867,128	938,561
Accounts receivable, net	169,165	181,102
Deferred income taxes	72,377	73,465
Income taxes receivable	31,358	18,425
Prepaid and other current assets	54,249	36,202

Total current assets	1,194,277	1,247,755
Property and equipment, net	149,554	148,580
Goodwill	1,266,524	1,265,843
Intangible assets, net	232,670	249,656
Long-term deferred income taxes	264,117	268,759
Other long-term assets	106,146	105,948

Total assets	$3,213,288	$3,286,541

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$216,672	$312,850
Accrued income taxes	2,515	8,349
Deferred revenue	565,895	600,569

Total current liabilities	785,082	921,768
Long-term accrued income taxes	128,698	128,603
Other long-term liabilities	105,923	101,885
Long-term deferred revenue	35,712	34,103

Total liabilities	1,055,415	1,186,359
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 149,246 and 148,479 shares outstanding, respectively	1,492	1,485
Capital in excess of par value	1,543,202	1,541,383
Retained earnings	816,700	770,674
Treasury stock, at cost: 8,018 and 8,786 shares, respectively	(190,332)	(197,586)
Accumulated other comprehensive loss	(13,189)	(15,774)

Total stockholders’ equity	2,157,873	2,100,182

Total liabilities and stockholders’ equity	$3,213,288	$3,286,541

(1)	Synopsys’ first quarter ended on the Saturday nearest January 31. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48,226	$132,786
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	31,676	25,652
Stock compensation	15,247	17,234
Allowance for doubtful accounts	550	(357)
Write-down of long-term investments	908	—
Gain on sale of investments	—	(112)
Deferred income taxes	3,371	(51,676)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	10,614	(14,836)
Prepaid and other current assets	(14,786)	(6,924)
Other long-term assets	(4,920)	(1,128)
Accounts payable and other liabilities	(83,276)	(73,497)
Income taxes	(16,829)	(28,320)
Deferred revenue	(30,414)	(44,239)

Net cash used in operating activities	(39,633)	(45,417)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	19,049	57,362
Purchases of short-term investments	(23,957)	(58,638)
Purchases of property and equipment	(10,217)	(8,037)
Cash paid for acquisitions, net of cash acquired	(2,741)	(3,127)
Capitalization of software development costs	(713)	(720)

Net cash used in investing activities	(18,579)	(13,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(655)	(744)
Issuances of common stock	52,464	8,133
Purchases of treasury stock	(64,997)	(25,257)

Net cash used in financing activities	(13,188)	(17,868)
Effect of exchange rate changes on cash and cash equivalents	(3,395)	1,322

Net change in cash and cash equivalents	(74,795)	(75,123)
Cash and cash equivalents, beginning of period	775,407	701,613

Cash and cash equivalents, end of period	$700,612	$626,490

(1)	Synopsys’ first quarter ended on the Saturday nearest January 31. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.